UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2005

____________________________________

ELECTRIC AQUAGENICS UNLIMITED, INC.

(Exact name of registrant as specified in charter)

_____________________________________________

Delaware	333-86830	87-0654478
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
1464 W. 40 S. Suite 200
Lindon, Utah	84042
(Address of Principal Executive Office)	(Zip Code)

(801) 443-1031
(Registrant's Executive Office Telephone Number)

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective December 31, 2004, the Registrant entered into a definitive agreement in principle with Aquagen International, Inc., a Nevada corporation, to acquire all of its assets. The assets include all right, title and interest in and to Aquagen's proprietary oxygen supplement products, its goodwill, its name, its formulas, its customer lists and contracts and all other tangible and intangible assets. The consideration for the purchase of Aquagen's assets is Registrant's common stock. The exact number of shares will be determined prior to final closing, which shall occur on or before January 31, 2005. The acquisition agreement is expected to be executed on or before January 31, 2005, with the effective date of the acquisition being December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELECTRIC AQUAGENICS UNLIMITED, INC.

Date: January 4, 2005		By: /S/Gaylord M. Karren.
	Name:	Gaylord M. Karren
	Title:	Chief Executive Officer